EXHIBIT 10.32

                 SECOND ADDENDUM TO NQPJV LEASE

                    SECOND ADDENDUM TO LEASE


     THIS SECOND ADDENDUM TO LEASE (the "Second Addendum") is made and entered into as of the 10th day of January, 1996, by and between NEW WORLD PARTNERS JOINT VENTURE, a Florida general partnership ("NWPJV"), NEW WORLD PARTNERS JOINT VENTURE NUMBER TWO, a Florida general partnership ("Number Two") (NWPJV and Number Two are sometimes collectively referred to as the "Landlord"), and SOUTHERN ELECTRONICS DISTRIBUTORS, INC., a Delaware corporation (the "Tenant").

                       W I T N E S S E T H

     WHEREAS, NWPJV and Tenant entered into that certain Lease-Industrial Commercial, dated August 9, 1993, as amended by that certain Addendum to Lease of even date therewith (collectively, the "Lease"), whereby NWPJV leased to Tenant, and Tenant leased from NWPJV, the Premises, as defined in the Lease, for approximately 15,420 rentable square feet in Building 6 of Beacon Centre, Miami, Florida; and

     WHEREAS, Landlord and Tenant desire to amend and modify the Lease in order to relocate the Premises to that certain industrial space located ln Building 2 of Beacon Centre, consisting of approximately thirty-one thousand two hundred fifty-two (31,252) rentable square feet (the "Relocation Space"), which Relocation Space and Building 2 are more particularly described in Exhibit "A," attached hereto and made a part hereof, on the terms and conditions hereinafter set forth; and

     WHEREAS, Landlord and Tenant desire to renew the Term of the Lease for sixty-one (61) months, commencing on the Relocation
Space Commencement Date, as hereinafter defined, on the terms and conditions hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein and in consideration of Ten and No/100 ($10.00) Dollars and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows.

     1. Incorporation of Recitals. The above recitals are true and correct and are incorporated herein as if set forth in full.

     2. General Provisions. All defined terms in this Second Addendum shall have the same meaning as in the Lease, except as otherwise noted. Except as amended and modified by this Second Addendum, all of the terms, covenants, conditions, and agreements of the Lease shall remain in full force and effect. In the event of any conflict between the provisions of the Lease and the provisions of this Second Addendum, this Second Addendum shall control. For purposes of this Second Addendum, the 15,420 square feet in Building 6 from which Tenant is relocating is hereinafter referred to the "Original Premises."

     3. Landlord; Grant. The landlord of Building 2 is Number Two. Therefore, pursuant to the terms and conditions contained in the Lease, as modified by this Second Addendum, Number Two hereby leases to Tenant, and Tenant hereby leases from Number Two, the Relocation Space. In addition, as of the Relocation Space Commencement Date, NWPJV hereby assigns to Number Two all of NWPJV's right, title, and interest in and to the Lease. As of the Relocation Space Commencement Date, Number Two does hereby assume and agree to perform all of the Landlord's obligations under the Lease accruing from and after the Relocation Space Commencement Date. Number Two shall be responsible to prepare the Relocation Space for Tenant's occupancy as described below.

     4. Relocation Space Commencement Date. The Original Premises shall be deemed to be relocated to the Relocation Space as of the date that Number Two completes that portion of the improvements to the Relocation Space relating to the construction of a demising wall and separation of electrical service to the Relocation Space, as more particularly described in Exhibit "B," attached hereto and made a part hereof (the "Relocation Space Commencement Date"). Upon such Relocation Space Commencement Date, Tenant's obligations to pay Minimum Rent, Tenant's proportionate share of Increased Operating Coats, and any other sums with respect to the Relocation Space shall thereupon commence (and will be prorated for a partial month, if the Relocation Space Commencement Date is not the first day of a month) and the Relocation Space shall thereupon be deemed to be the Premises for all purposes of the Lease, as modified by this Second Addendum.

     5.   Term; Completion of Improvements.

          (a) The term of the Lease is hereby renewed and extended commencing on the Relocation Space Commencement Date and, unless earlier terminated in accordance with the Lease, terminating sixty-one (61) months after the Relocation Space Commencement Date (the "Renewal Term").

          (b) Number Two will provide certain improvements to the Relocation Space pursuant to the terms and conditions set forth in Exhibit "B" hereto.

     6.   Surrender of Original Premises.  As of the Relocation
Space Commencement Date, Tenant shall surrender and vacate the Original Premises, such surrender and vacation to be in accordance with the applicable provisions of the Lease, including, but not limited to, section 5.2.

     7. Release of Liability. As of the Relocation Space Commencement Date, provided that Tenant has surrendered and vacated the Original Premises to NWPJV as set forth above and has taken occupancy of the Relocation Space, NWPJV and Tenant hereby release each other from any and all obligations and liabilities arising out of, with respect to, or in any way pertaining to the Original Premises from which Tenant is relocating, except for any obligations and liabilities which arise after the date of this Second Addendum which are not fully satisfied as of the Relocation Space Commencement Date, including, without limitation, any (a) liability, damages, expenses, costs, and the like incurred by NWPJV (including, without limitation, reasonable attorneys' fees at all levels, including appeals) with respect to the surrender and vacation of the Original Premises by Tenant, and (b) Tenant's share of Increased Operating Costs applicable to the Original Premises through the Relocation Space Commencement Date, even though such charges may not be billed until after the Relocation Space Commencement Date, and (c) any environmental liability of Tenant pursuant to section 3.4 of the Lease.

     8. Rent During Construction. From the date of this Second Addendum through the date that Tenant has surrendered and vacated the Original Premises to NWPJV as set forth above and has taken occupancy of the Relocation Space, Tenant shall continue to pay to NWPJV Minimum Rent, Tenant's proportionate share of Increased Operating Costs, and any other sums in accordance with the Lease with respect to the Original Premises in accordance with the terms of the Lease.

     9.   Minimum Rent.  Commencing on the Relocation Space
Commencement Date, the Minimum Rent with respect to the Relocation Space (payable ln the manner set forth in the Lease for payments of Minimum Rent) shall be as follows:

                       ANNUAL MINIMUM RENT       MONTHLY PAYMENT
     LEASE YEAR        RATE PER SQUARE FOOT     (PLUS SALES TAX)

        1                     $6.50               $16,928.17*
        2                     $6.70               $17,449.03
        3                     $6.90               $17,969.90
        4                     $7.10               $18,490.77
        5 (plus last month)   $7.32               $19,063.72

    *Notwithstanding the foregoing, Minimum Rent shall be abated for the first thirty (30) days of the Term, commencing on the Relocation Space Commencement Date.

    10. Increased Operating Costs. During the Renewal Term, the payments with respect to Increased Operating Costs for the Relocation Space shall be determined as provided in the Leases; provided, however, that (a) the Base Year for Increased Operating Costs for the Relocation Space shall be the calendar year 1996, and (b) because Building 2 consists of 114,682 square feet, Tenant's proportionate share for purposes of Increased Operating Costs shall be 27.25%, and any other matter under the Lease that is a function of rentable area shall be adjusted accordingly.

    11. Parking. During the Renewal Term, Tenant shall have the right to use forty-one (41) unassigned parking spaces in the parking area for Building 2, on the terms and conditions set forth ln the Lease, including, without limitation, section 11.1.

    12. Prepaid Rents Security Deposit. The Minimum Rent payable for the second (2nd) month of the Renewal Term (which is in the amount of Eighteen Thousand Twenty-Eight and 50/100 ($18,028.50) Dollars (which includes sales tax)), shall be paid by Tenant simultaneously with its execution of this Second Addendum.

    Pursuant to this Second Addendum, Tenant shall post a security deposit in the amount of Thirty-Three Thousand Eight Hundred Fifty-Six and 34/100 ($33,856.34) Dollars (which excludes sales tax), payable as follows: Twenty-One Thousand Six and 34/100 ($21,006.34) Dollars shall be paid by Tenant simultaneously with its execution of this Second Addendum, and the existing security deposit of Twelve Thousand Eight Hundred Fifty and No/100 ($12,850.00) Dollars shall be applied by Landlord to the security deposit due under this Second Addendum and shall continue to be held by Landlord as security for Tenant's obligations under the Lease, pursuant to the terms and conditions of the Lease with respect thereto. In addition, the parties acknowledge and agree that paragraph 4 of the Addendum to Lease referenced above is void and of no force or effect.

    13. Option to Renew. Nothing contained in this Second Addendum shall be deemed to modify Tenant's option to renew the Lease for one (1) additional term of twenty-four (24) months pursuant to the terms and conditions set forth in Rider Number 1 to the Lease.

    14. Right of First Offer. The parties acknowledge and agree that section 13.14 of the Lease is hereby deleted in its entirety and is of no further force or effect.

    15. Relocation by Tenant. Because this Second Addendum constitutes the relocation of Tenant pursuant to section 13.15 of the Lease, such section 13.15 is hereby deleted in its entirety and is of no further force or effect.

    16. Brokers. Landlord and Tenant each represent and warrant one to the other that except as hereinafter set forth, neither of them has employed any broker in connection with the negotiations of the terms of this Second Addendum or the execution hereof. Landlord and Tenant hereby agree to indemnify and to hold each other harmless against any loss, expense, or liability with respect to any claims for commissions or brokerage fees arising from or out of any breach of the foregoing representation and warranty. Landlord recognizes Codina Bush Klein.Oncor International and The Keyes Company as the sole brokers with whom Landlord has dealt in this transaction and Landlord shall pay any commissions payable to such brokers pursuant to separate agreements. Tenant acknowledges that Codina Bush Klein.Oncor International, Inc. represents solely the Landlord with respect to this Second Addendum.

    17. Entire Agreements; No Set-Off. The Lease, as modified by this Second Addendum, sets forth the entire agreement between the Landlord and Tenant and there are no other agreements or understandings between them. Tenant certificates and affirms that, as of the date hereof, there are no claims, offsets, or breaches of the Lease, or any action or causes of action against Landlord directly or indirectly relating to the Lease.

    IN WITNESS WHEREOF, Landlord and Tenant have executed this
Second Addendum as of the day and year first above written.

WITNESSES:                     LANDLORD:

                               NEW WORLD PARTNERS JOINT VENTURE,
                               a Florida general partnership

                               By:  Codina/Tradewind, Ltd., a
                                    Florida limited partnership,
                                    as general partner

                                    By:  Codina West Dade
                                    Development Corp., as
                                    general partner

                                        By:___________________
                                           Armando Codina,
                                           President
                               NEW WORLD PARTNERS JOINT VENTURE
                               NUMBER TWO, a Florida general
                               partnership

                               By:  Codina/Tradewind, Ltd., a
                                    Florida limited partnership,
                                    as general partner

                                    By:  Codina West Dade
                                         Development Corp., as
                                         general partner

                                          By:____________________
                                             Armando Codina,
                                             President
     TENANT:

                               SOUTHERN ELECTRONICS DISTRIBUTORS,
                               INC., a Delaware corporation

                               By:______________________________
                               Name:____________________________
                               Title:__________________________

                           EXHIBIT "A"





                          BUILDING NO. 2


         A PARCEL OF LAND LYING IN SECTION 34,
         TOWNSHIP 53 SOUTH, RANGE 40 EAST, BEING A
         PORTION OF TRACT "AA" OF BEACON CENTRE PHASE
         1 FIRST ADDITION, ACCORDING TO THE PLAT
         THEREOF, AS RECORDED IN PLAT BOOK 141 AT PAGE
         31 OF THE PUBLIC RECORDS OF DADE COUNTY,
         FLORIDA AND BEING MORE PARTICULARLY DESCRIBED
         AS FOLLOWS:

         COMMENCE AT THE POINT OF INTERSECTION OF THE
         CENTER LINE OF N.W. 21ST STREET WITH THE EAST
         LINE OF SAID TRACT "AA", THENCE RUN S01 14
         09E ALONG SAID EAST LINE OF TRACT "AA" FOR
         594.01 FEET TO THE POINT OF BEGINNING OF THE
         HEREINAFTER DESCRIBED PARCEL OF LAND; THENCE
         CONTINUE S01 14 09E ALONG SAID EAST OF TRACT
         "AA" FOR 681.78 FEET TO A POINT OF
         INTERSECTION WITH THE WEST LINE OF SAID TRACT
         "AA"; THENCE CONTINUE ___ 45 51W FOR 344.00
         FEET TO A POINT OF INTERSECTION WITH THE WEST
         LINE OF SAID TRACT "AA"; THENCE RUN N01 14
         09W ALONG SAID WEST OF TRACT "AA" FOR 681.78
         FEET TO A POINT; THENCE RUN ________ FOR
         344.00 FEET TO THE POINT OF BEGINNING.

         SAID PARCEL CONTAINS 5.38 ACRES, MORE OR LESS
         AND IS SUBJECT TO ZONING, DEDICATIONS,
         RESTRICTIONS, EASEMENTS AND RESERVATION OF
         RECORD.

                           EXHIBIT "B"

                           IMPROVEMENTS


    Tenant acknowledges and agrees that Landlord has afforded Tenant the opportunity for full and complete investigation, examination, and inspection of the Relocation Space prior to executing the Second Addendum and that, except as otherwise expressly set forth below, Tenant is accepting possession thereof in "as is" condition and Landlord shall have no obligation whatsoever to furnish, render, or supply any money, work, labor, material, fixture, decoration, or equipment with respect to the Relocation Space. Any and all improvements to the Relocation Space will be at Tenant's expense (including, without limitation, any impact fees payable ln connection with any improvements made by Tenant) and are subject to the provisions of the Lease applicable to alterations.

    Notwithstanding the foregoing, Landlord, at its expense, will provide the following improvements to the Relocation Space, all using Landlord's Building-standard methods and materials:

    (a) Construct a demising wall in order to separate the Relocation Space from the remaining adjacent space in Building 2.

    (b) Separate the electrical service currently serving both the Relocation Space and the remaining adjacent space.

    (c) Repaint the existing painted walls in the front office, customer pick-up, lunch room, and warehouse office area (color to be selected by Tenant from Building-standard).

    (d)  Shampoo the carpeted areas of the Relocation Space.

    (e) Replace any damaged, sagging, discolored, or missing ceiling tiles in all office areas.

    (f) Service the HVAC unit(s) serving the Relocation Space to confirm it is in working order.

    (g)  Clean warehouse floor to a reasonable standard.

    (h) Test and confirm that the warehouse sprinkler system is operational and in compliance with local building code.

    Landlord shall complete items (a) and (b) above prior to the Relocation Space Commencement Date. Landlord will use its best reasonable efforts to complete items (a) and (b) within thirty
(30) days after the date of the Second Addendum. Landlord will use commercially reasonable efforts to complete the other items prior to the Relocation Space Commencement Date, but failure to complete the other items prior to the Relocation Space Commencement Date shall not be deemed to be a default by Landlord or entitle Tenant to any abatement or diminution of rent. In any case, Landlord will use commercially reasonable efforts to complete the other items as soon as reasonably practicable after the Relocation Space Commencement Date.

    Tenant may begin to install its furniture, trade fixtures, and equipment in the Relocation Space at any reasonable times prior to Landlord's completion of the improvements described above, provided, however, that no such pre-completion installation shall in any way delay or interfere with Landlord's work pursuant to this Exhibit and Tenant shall arrange a meeting to coordinate with Landlord prior to any such pre-completion installation. Any such pre-completion installation of furniture, fixtures, and equipment shall be at Tenant's sole risk, and Landlord shall not be liable in any way for any injury, loss, damage, or delay which may be caused by or arise from such entry by Tenant, its employees, or contractors, and Tenant agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all costs, expenses, damage, loss, or liability, including, but not limited to, reasonable attorneys' fees and costs, which arise out of, is occasioned by, or is in any way attributable to the any work being performed by Tenant or its employees, or contractors.